As filed with the Securities and Exchange Commission on June 30, 2005

                                                      Registration No. 333-81830
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                        Post-Effective Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                             VIVENDI UNIVERSAL, S.A.
             (Exact Name of Registrant as Specified in its Charter)

             France                                      None
   (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                             42, avenue de Friedland
                          75380 Paris Cedex 08, France
                               33 (1) 71 71 10 00
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                    Vivendi Universal Games, Inc. 401(k) Plan

       Vivendi Universal Games, Inc. Executive Deferred Compensation Plan
                              (Full Title of Plans)

                       Vivendi Universal U.S. Holding Co.
                                800 Third Avenue
                                    7th Floor
                               New York, NY 10022
                                 (212) 572-7000
                              Attention: President
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                               Akiko Mikumo, Esq.
                           Weil, Gotshal & Manges LLP
                   767 Fifth Avenue, New York, New York 10153
                                 (212) 310-8000

================================================================================

DEREGISTRATION OF SECURITIES

           On January 31, 2002, Vivendi Universal, S.A. (the "Company") filed a registration statement on Form S-8 (No. 333-81830). The registration statement registered a total of 2,500,000 Ordinary Shares of the Company, with a nominal value of (euro)5.50 per share (the "Ordinary Shares"), issuable to the participants in the Houghton Mifflin Company 401(k) Savings Plan, the Vivendi Universal Games, Inc. 401(k) Plan, the MP3.com 401(k) Plan, the Vivendi Universal Games, Inc. Executive Deferred Compensation Plan, and $200,000 of Deferred Compensation Obligations.

           The offerings with respect to the Vivendi Universal Games, Inc. 401(k) Plan and the Vivendi Universal Games, Inc. Executive Deferred Compensation Plan terminated on December 7, 2004. Pursuant to the undertaking contained in the registration statement, the Company files this post-effective amendment to the registration statement to deregister the Ordinary Shares and Deferred Compensation Obligations that remain unsold in respect of the Vivendi Universal Games, Inc. 401(k) Plan and the Vivendi Universal Games, Inc. Executive Deferred Compensation Plan as of the date hereof.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 30th day of June, 2005.

                                      VIVENDI UNIVERSAL, S.A.


                                      By:  /s/ George E. Bushnell, III
                                         ---------------------------------------
                                         Name:   George E. Bushnell, III
                                         Title:  Senior Vice President


           Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 30th day of June, 2005.

                                      VIVENDI UNIVERSAL GAMES, INC. 401(k) PLAN


                                      By:  /s/ John Ma
                                       -----------------------------------------
                                       Name:   John Ma
                                       Title:  Vice President, Compensation and
                                               Benefits


           Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 30th day of June, 2005.

                                      VIVENDI UNIVERSAL GAMES, INC. EXECUTIVE
                                      DEFERRED COMPENSATION PLAN


                                      By:  /s/ John Ma
                                         ---------------------------------------
                                         Name:   John Ma
                                         Title:  Vice President, Compensation
                                                 and Benefits


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                  Signature                                 Title                                Date
                  ---------                                 -----                                ----


             /s/ Jean-Bernard Levy                Chief Executive Officer                        June 30, 2005
     -----------------------------------          and Chairman of the Management
             Jean-Bernard Levy                    Board (Principal Executive Officer)


                  Signature                                 Title                                Date
                  ---------                                 -----                                ----

             /s/ Jacques Espinasse                 Chief Financial Officer                     June 30, 2005
     -----------------------------------          (Principal Financial Officer
             Jacques Espinasse                     and Principal Accounting Officer)


             /s/ Jean-Rene Fourtou                 Chairman of the Supervisory Board           June 30, 2005
     -----------------------------------
             Jean-Rene Fourtou


            /s/  Claude Bebear                     Member of the Supervisory Board             June 30, 2005
     -----------------------------------
             Claude Bebear


         /s/ Gerard Bremond                        Member of the Supervisory Board             June 30, 2005
    ---------------------------------------
             Gerard Bremond


   /s/ Fernando Falco y Fernandez de Cordova       Member of the Supervisory Board             June 30, 2005
   -----------------------------------------
       Fernando Falco y Fernandez de Cordova


          /s/ Gabriel Hawawini                     Member of the Supervisory Board             June 30, 2005
   ------------------------------------------
              Gabriel Hawawini


          /s/ Henri Lachmann                       Member of the Supervisory Board             June 30, 2005
    -----------------------------------------
             Henri Lachmann


         /s/ Pierre Rodocanachi                    Member of the Supervisory Board             June 30, 2005
    ------------------------------------------
             Pierre Rodocanachi


         /s/  Sarah Frank                          Member of the Supervisory Board             June 30, 2005
     -----------------------------------------
              Sarah Frank


         /s/  Patrick Kron                         Member of the Supervisory Board             June 30, 2005
     ------------------------------------------
              Patrick Kron


        /s/  Andrzej Olechowski                    Member of the Supervisory Board             June 30, 2005
     ------------------------------------------
             Andrzej Olechowski

       /s/  George E. Bushnell, III                Authorized Representative in                June 30, 2005
    --------------------------------------------   the United States
            George E. Bushnell, III